UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 9, 2008

LKQ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

On October 5, 2008, Lehman Commercial Paper Inc. (“LCP”), a subsidiary of Lehman Brothers Holdings Inc., filed for protection under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.  LCP is the administrative agent under our Credit Agreement and had committed to provide $15 million under the $100 million revolving credit facility that is a part of our Credit Agreement.  Our ability to draw on that $15 million is uncertain as a result of the bankruptcy filing.  In the event that we are not able to draw on the $15 million, we do not believe such event will have a material adverse effect on us.

LCP is also our swing line lender and in such capacity had committed to provide same day borrowing of swing line loans as part of our revolving credit facility.  Through the date of this report, we had not borrowed funds under any swing line loans.  Our ability to access this short term borrowing is uncertain as a result of the bankruptcy filing.  However, we do not believe that any inability to access our swing line facility will have a material adverse effect on us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 9, 2008

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel